UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

161,146

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

On August 10, 2006, Calpine Corporation (“Calpine” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended May 31, 2006 (the “Monthly Operating Statement”), with the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the United States Bankruptcy Code (the “Bankruptcy Code”) and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s 2005 Form 10-K and 2006 First Quarter Form 10-Q.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Company’s U.S. bankruptcy cases is available at www.kccllc.net/calpine. Certain information regarding the Company’s Canadian cases under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company uses words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Company’s U.S. and Canadian bankruptcy cases, including impact on operations; (ii) the Company’s ability to attract, retain and motivate key employees and successfully implement new strategies; (iii) the Company’s ability to successfully reorganize and emerge from bankruptcy; (iv) the Company’s ability to attract and retain customers and counterparties; (v) the Company’s ability to implement its business plan; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the Company’s ability to manage liquidity needs and comply with financing obligations; (viii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements; (ix) the expiration or termination of the Company’s PPAs and the related results on revenues; (x) potential volatility in earnings and requirements for cash collateral associated with the use of commodity contracts; (xi) price and supply of natural gas; (xii) risks associated with power project development, acquisition and construction activities; (xiii) unscheduled outages of operating plants; (xiv) factors that impact the output of the Company’s geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xv) quarterly and seasonal fluctuations of the Company’s results; (xvi) competition; (xvii) risks associated with marketing and selling power from plants in the evolving energy markets; (xviii) present and possible future claims, litigation and enforcement actions; (xix) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xx) other risks identified in this report and in the Company’s annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended May 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: August 10, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended May 31, 2006.

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM MAY 1, 2006, TO MAY 31, 2006

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS DEBTOR SUBSIDIARIES (IN THOUSANDS):	$641,575

DEBTORS’ ATTORNEY:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein admitted pro hac vice
	David R. Seligman admitted pro hac vice
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING LOSS (IN THOUSANDS):	$207,194

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer
DATE: August 10, 2006	Calpine Corporation

DEFINITIONS

The following abbreviations contained herein have the meanings set forth below. Additionally, the terms “the Company,” “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as a result of the filings by the Canadian Debtors under the CCAA.

Abbreviation	Definition

2005 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on May 19, 2006

2006 First Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on July 3, 2006

APB	Accounting Principles Board

Bankruptcy Code	United States Bankruptcy Code

Bankruptcy Courts	The U.S. Bankruptcy Court and the Canadian Court

Calgary Energy Centre	Calgary Energy Centre Limited Partnership

Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors

Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary

Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

Cash Collateral Order

Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006, as modified by the Order Granting U.S. Debtors’ Motion for Entry of an Order pursuant to 11 U.S.C. Sections 105,361 and 105,363 modifying Order Authorizing Use of Cash Collateral and Granting Adequate Protection, dated June 21, 2006

CCAA	Companies’ Creditors Arrangement Act (Canada)

CDWR	California Department of Water Resources

CES-Canada	Calpine Energy Services Canada Partnership

Chapter 11	Chapter 11 of the Bankruptcy Code

DIG	Derivatives Implementation Group

DIP	Debtor-in-possession

Abbreviation	Definition

DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the first priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the second priority Lenders, as amended thereafter from time to time

EITF	Emerging Issues Task Force

EPS	Earnings per share

Exchange Act	United States Securities Exchange Act of 1934, as amended

FASB	Financial Accounting Standards Board

FERC	Federal Energy Regulatory Commission

First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014

First Priority Trustee

Until February 2, 2006, Wilmington Trust Company, as trustee, and from February 3, 2006, and thereafter, Law Debenture Trust Company of New York, as successor trustee, under the Indenture, dated as of September 30, 2004, with respect to the First Priority Notes

GAAP	Generally accepted accounting principles in the United States

GPC	Geysers Power Company, LLC

ISO	Independent System Operator

LSTC	Liabilities Subject to Compromise

MW	Megawatt(s)

NOL	Net operating loss

Non-Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that are not Calpine Debtors

Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)

PCF	Power Contract Financing, L.L.C.

PCF III	Power Contract Financing III, LLC

Petition Date	December 20, 2005

Abbreviation	Definition

PPA(s)	Power purchase agreement(s)

Rosetta	Rosetta Resources Inc.

SDNY Court	United States District Court for the Southern District of New York

SEC	United States Securities and Exchange Commission

Second Priority Debt

Calpine Corporation’s Second Priority Secured Floating Rate Notes due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013, 9 7/8% Second Priority Senior Secured Notes Due 2011, and Senior Secured Term Loans Due 2007

Securities Act	United States Securities Act of 1933, as amended

SFAS	Statement of Financial Accounting Standards

SFAS No. 123-R	FASB Statement No. 123-R (As Amended), “Accounting for Stock-Based Compensation—Share-Based Payment”

SOP	Statement of Position

The Geysers Assets	19 geothermal power plant assets located in Geyserville, California

ULC I	Calpine Canada Energy Finance ULC

ULC II	Calpine Canada Energy Finance II ULC

U.S.	United States of America

U.S. Bankruptcy Court	United States Bankruptcy Court for the Southern District of New York

U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

CALPINE CORPORATION

(Debtor-in-Possession)

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the period from May 1, 2006, through May 31, 2006

Revenue:
Electricity and steam revenue	$397,485
Transmission sales revenue	182
Sales of purchased power and gas for hedging and optimization	132,037
Mark-to-market activities, net	(6,450)
Other revenue	10,047
Total revenue	533,301
Cost of revenue:
Plant operating expense	70,292
Royalty expense	946
Transmission purchase expense	5,166
Purchased power and gas expense for hedging and optimization	154,752
Fuel expense	207,264
Depreciation and amortization expense	42,404
Operating plant impairments	(4)
Operating lease expense	6,274
Other cost of revenue	7,270
Total cost of revenue	494,364
Gross profit	38,937
Equipment, development project and other impairments	(841)
Project development expense	1,436
Research and development expense	1,303
Sales, general and administrative expense	16,146
Income (loss) from operations	20,893
Interest expense	100,565
Interest (income)	(7,765)
Minority interest expense	876
(Income) loss from repurchase of various issuances of debt	18,107
Other (income) expense, net	(715)
Loss before reorganization items and provision for income taxes	(90,175)
Reorganization items	114,867
Loss before benefit for income taxes	(205,042)
Provision for income taxes	2,152
Net loss	$(207,194)

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

May 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$919,875
Accounts receivable, net	965,334
Margin deposits and other prepaid expense	327,687
Inventories	151,904
Restricted cash	374,962
Current derivative assets	255,611
Current assets held for sale	39,542
Other current assets	85,178
Total current assets	3,120,093
Restricted cash, net of current portion	193,539
Notes receivable, net of current portion	159,024
Project development costs	24,247
Investments	52,957
Deferred financing costs	176,655
Prepaid lease, net of current portion	352,179
Property, plant and equipment, net	14,420,259
Goodwill	45,160
Other intangible assets, net	52,507
Long-term derivative assets	475,148
Other assets	601,416
Total assets	$19,673,184

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

CONSOLIDATED CONDENSED BALANCE SHEET — (Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$469,056
Accrued payroll and related expense	50,306
Accrued interest payable	200,533
Income taxes payable	99,073
Notes payable and other borrowings, current portion	187,366
Preferred interests, current portion	9,124
Capital lease obligations, current portion	284,932
CCFC financing, current portion	783,259
CalGen financing, current portion	2,509,201
Construction/project financing, current portion	2,188,527
Senior notes and term loans, current portion	848
DIP Facility, current portion	3,500
Current derivative liabilities	405,592
Other current liabilities	370,795
Total current liabilities	7,562,112
Notes payable and other borrowings, net of current portion	468,208
Preferred interests, net of current portion	579,122
Capital lease obligations, net of current portion	3,578
Construction/project financing, net of current portion	202,179
DIP Facility, net of current portion	995,625
Deferred income taxes, net of current portion	375,426
Deferred revenue	138,319
Long-term derivative liabilities	644,460
Other liabilities	133,863
Total liabilities not subject to compromise	11,102,892
Liabilities subject to compromise	14,842,744
Commitments and contingencies
Minority interests	274,811
Stockholders’ equity (deficit):
Common stock	569
Additional paid-in capital	3,267,885
Additional paid-in capital, loaned shares	258,100
Additional paid-in capital, returnable shares	(258,100)
Accumulated deficit	(9,684,020)
Accumulated other comprehensive loss	(131,697)
Total stockholders’ deficit	(6,547,263)
Total liabilities and stockholders’ deficit	$19,673,184

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the period from May 1, 2006, to May 31, 2006

1.  Petition for Relief Under Chapter 11

On December 20, 2005 and December 21, 2005, Calpine and 254 of its wholly owned subsidiaries in the United States filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court and, in Canada, 12 of its Canadian subsidiaries were granted relief in the Canadian Court under the CCAA, which, like Chapter 11, allows for reorganization under the protection of the court system. On December 27 and 29, 2005, January 8 and 9, 2006, February 3, 2006, and May 2, 2006, 19 additional wholly owned subsidiaries of Calpine commenced Chapter 11 cases in the U.S. Bankruptcy Court. The U.S. Bankruptcy Court has treated December 20, 2005 as the filing date for Calpine and its direct and indirect wholly owned subsidiaries that filed voluntary petitions at various dates in December 2005. Certain other subsidiaries could file in the U.S. or Canada in the future. The Chapter 11 cases of the U.S. Debtors are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL).

The Calpine Debtors are continuing to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Courts and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the CCAA and applicable court orders, as well as other applicable laws and rules. In general, as debtors-in-possession, each of the Calpine Debtors is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the applicable Bankruptcy Court.

On December 20, 2005, the U.S. Debtors entered into the $2.0 billion DIP Facility. On December 21, 2005, the U.S. Bankruptcy Court granted interim approval of the DIP Facility, but initially limited access under the DIP Facility to $500 million under the revolving credit facility. On January 26, 2006, the U.S. Bankruptcy Court entered a final order approving the DIP Facility and removing the limitation on our ability to borrow thereunder. On February 23, 2006, the DIP Facility was amended and restated and the term loans were funded. Deutsche Bank Securities Inc. and Credit Suisse were co-lead arrangers for the DIP Facility, which will remain in place until the earlier of an effective plan of reorganization or December 20, 2007. In connection with and as a condition to the closing, on February 3, 2006, we acquired ownership of The Geysers Assets, which had previously been leased pursuant to a leveraged lease. We used borrowings under the DIP Facility to pay a portion of the purchase price for The Geysers Assets. The DIP Facility is secured by first priority liens on all of the unencumbered assets of the U.S. Debtors, including The Geysers Assets, and junior liens on all of their encumbered assets. In addition, the DIP Facility was amended on May 3, 2006, to, among other things, provide us with extensions of time to provide certain financial information to the DIP Facility lenders, including financial statements for the year ended December 31, 2005, and for the quarter ended March 31, 2006. See Note 8 contained herein, Note 22 of the Notes to Consolidated Financial Statements contained in the 2005 Form 10-K and Note 6 of the Notes to Consolidated Condensed Financial Statements contained in the 2006 First Quarter Form 10-Q for further details regarding the DIP Facility.

In addition, the U.S. Bankruptcy Court approved cash collateral and adequate assurance stipulations in connection with the approval of the DIP Facility, which has allowed our business activities to continue to function. We have also sought and obtained U.S. Bankruptcy Court approval through our “first day” and subsequent motions to continue to pay critical vendors, meet our pre-petition and post-petition payroll obligations, maintain our cash management systems, collateralize certain of our gas supply contracts, enter into and collateralize trading contracts, pay our taxes, continue to provide employee benefits, maintain our insurance programs and implement an employee severance program, which has allowed us to continue to operate the existing business in the ordinary course. In addition, the U.S. Bankruptcy Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) which could negatively impact our accrued NOLs and other tax attributes, and granted us extensions of time to file and seek approval of a plan of reorganization and to assume or reject real property leases.

Both the U.S. Bankruptcy Court and the Canadian Court have established August 1, 2006 as a bar date for filing proofs of claim against the U.S. Debtors’ estates and the Canadian Debtors’ estates, respectively (after the Canadian Court extended its original bar date of June 30, 2006, to August 1, 2006). Under certain limited circumstances, some creditors will be permitted to file claims after August 1, 2006. Differences between amounts recorded by the Calpine Debtors and proofs of claim filed by the creditors will be investigated and resolved through the claims reconciliation process. Because of the number of creditors and claims, the claims reconciliation process may take considerable time to complete and the Company expects will continue after its emergence from bankruptcy. Accordingly, the ultimate number and amount of allowed claims is not presently known, nor can the ultimate recovery with respect to such allowed claims be presently determined. Notwithstanding the foregoing, we have recognized certain charges related to expected allowable claims.

Under the Bankruptcy Code, we have the right to assume, assume and assign, or reject certain executory contracts and unexpired leases, subject to the approval of the U.S. Bankruptcy Court and certain other conditions. Parties to executory contracts or unexpired leases rejected by a U.S. Debtor may file proofs of claim against that U.S. Debtor’s estate for damages and parties to executory contracts or unexpired leases that are assumed have an opportunity to assert cure amounts prior to such assumptions. Due to ongoing evaluation of contracts for assumption or rejection and the uncertain nature of many of the potential claims for damages, we cannot project the magnitude of these potential claims at this time. We had until July 18, 2006, to assume unexpired non-residential real property leases. Absent the consent of the applicable counterparty, such leases not assumed by that date are deemed rejected (except for U.S. Debtors filing after the Petition Date, which have a commensurately longer period of time). Accordingly, the Company entered into stipulations with counterparties extending the time to assume certain of such leases that the Company is still examining. All other non-assumed leases have been deemed rejected. Further, on July 12, 2006, the U.S. Bankruptcy Court approved the Company’s motion to extend the time for the Company to assume leases between U.S. Debtor-lessees and any affiliated lessors until the confirmation of a plan of reorganization of the applicable U.S. Debtor-lessee. Without an extension of time to assume, leases between U.S. Debtors and their affiliates would also have been deemed rejected if not assumed by July 18, 2006. See Note 6 for further discussion of significant contracts and leases for which we have received or are seeking approval to reject.

On April 11, 2006, the U.S. Bankruptcy Court granted our application for an extension of the period during which we have the exclusive right to file a reorganization plan or plans from April 20, 2006, to December 31, 2006, and granted us the exclusive right until March 31, 2007, to solicit acceptances of such plan or plans. Also on April 11, 2006, the U.S. Bankruptcy Court granted our application for the repayment of a portion of a loan we had extended to CPN Insurance Corporation, our wholly owned captive insurance subsidiary. The repayment of this loan facilitates our ability to continue to provide a portion of our insurance needs through our subsidiary and thus provides us additional flexibility to be able to continue to implement a favorable property insurance program.

By order dated May 10, 2006 (as well as successive orders implementing the May 10 order), the U.S. Bankruptcy Court approved our motion to repay the outstanding principal amount of First Priority Notes at par ($646.1 million) plus accrued and unpaid interest. The repayment orders provided that such repayment was without prejudice to rights of the holders of the First Priority Notes to pursue their demand for payment of a “make whole” premium they alleged to be due as a result of our repayment of First Priority Notes prior to their stated maturity. Pursuant to the U.S. Bankruptcy Court’s repayment orders, we completed the repayment of the First Priority Notes in June 2006. The First Priority Trustee appealed each of the repayment orders to the SDNY Court, and in addition, on May 5, 2006, the First Priority Trustee filed an adversary proceeding in the U.S. Bankruptcy Court on behalf of the holders of the First Priority Notes seeking a declaratory judgment on the merits of their demand for a “make whole” premium. On June 21, 2006, the U.S. Bankruptcy Court entered an order approving our request to extend the date by which we must answer or otherwise move with respect to the First Priority Trustee’s adversary proceeding until after the conclusion of the First Priority Trustee’s appeal to the SDNY Court of the U.S. Bankruptcy Court’s repayment orders. The First Priority Trustee then appealed the U.S. Bankruptcy Court’s June 21, 2006, order to the SDNY Court as well, and both appeals are pending. The SDNY Court will schedule briefing and argument of the appeals.

At this time, it is not possible to accurately predict the effects of the reorganization process on the business of the Calpine Debtors or if and when some or all of the Calpine Debtors may emerge from bankruptcy. The prospects for future results depend on the timely and successful development, confirmation and implementation of a plan or plans of reorganization. There can be no assurance that a successful plan or plans of reorganization will be proposed by the Calpine Debtors, supported by the Calpine Debtors’ creditors or confirmed by the Bankruptcy Courts, or that any such plan or plans will be consummated. The ultimate recovery, if any, that creditors and equity security holders receive will not be determined until confirmation of a plan or plans of reorganization. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy cases to the interests of each of the various creditor and equity or other security holder constituencies, and it is possible that the equity interests in or other securities issued by Calpine and the other Calpine Debtors will be restructured in a manner that will substantially reduce or eliminate any remaining value of such equity interests or other securities, or that certain creditors may ultimately receive little or no payment with respect to their claims. Whether or not a plan or plans of reorganization are approved, it is possible that the assets of any one or more of the Calpine Debtors may be liquidated.

As a result of our bankruptcy filings and the other matters described herein, including the uncertainties related to the fact that we have not yet had time to complete and have approved a plan of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with our DIP Facility agreement and the adequate assurance provisions of the Cash Collateral Order and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are working to design and implement strategies to ensure that we maintain adequate liquidity and will be able to continue as a going concern. However, there can be no assurance as to the success of such efforts.

2.  Basis of Presentation

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated condensed balance sheets and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the bankruptcy cases or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our bankruptcy cases are reported separately as reorganization expenses.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2005 Form 10-K and the 2006 First Quarter 10-Q.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Trading activity is presented net in accordance with EITF Issue No. 02-03. Of the total mark-to-market loss of $6.5 million in May 2006, there was $4.4 million of unrealized gains (mostly from open gas contracts), and we had a realized loss of $10.9 million. The realized loss included a non-cash gain of approximately $2.5 million from amortization of various items.

Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statements of Cash Flows will be excluded from Monthly Operating Statements except on a quarterly basis.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2005 Form 10-K and Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” in the Notes to Consolidated Condensed Financial Statements included in the 2006 First Quarter Form 10-Q for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

SFAS No. 123-R

In December 2004, FASB issued SFAS No. 123-R, which requires a public company to use the fair value method of accounting for stock-based compensation. We adopted this standard as of January 1, 2006, and applied the modified prospective transition method. The modified prospective approach applies to the unvested portion of all awards granted prior to January 1, 2006, and to all prospective awards. Prior financial statements are not restated under this method.

SFAS No. 123-R also requires the cash flows resulting from the tax benefits that occur from estimated tax deductions in excess of the compensation cost recognized be presented as financing cash flows in the statement of cash flows. Prior to adopting this statement, we presented tax benefits from allowable deductions as operating cash flows in our Consolidated Condensed Statement of Cash Flows.

As we previously adopted the fair value method of accounting under SFAS No. 123 as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS No. 123”) on January 1, 2003, the adoption of SFAS No. 123-R did not have a material impact on our results of operations, cash flows or financial position.

SFAS No. 154

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. Adoption of this statement did not materially impact our consolidated results of operations, cash flows or financial position.

FASB Interpretation No. 48

In June 2006, FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 addresses the recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

5.  Cash and Cash Equivalents, Restricted Cash and Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited to the operations of the respective projects. At May 31, 2006, $416.9 million of the cash and cash equivalents balance was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore the carrying value approximates fair value.

The table below represents the components of our consolidated restricted cash as of May 31, 2006, (in thousands):

	Current	Non-Current	Total
Debt service	$124,605	$118,889	$243,494
Rent reserve	13,701	—	13,701
Construction/major maintenance	81,139	37,925	119,064
Proceeds from asset sales	375	—	375
Collateralized letters of credit and other credit support	125,106	—	125,106
Other	30,036	36,725	66,761
Total	$374,962	$193,539	$568,501

As part of a prior business acquisition, which included certain facilities subject to a pre-existing operating lease, we acquired certain restricted cash balances comprised of a portfolio of debt securities. This portfolio is classified as held-to-maturity because we have the intent and ability to hold the securities to maturity. The securities are held in escrow accounts to support operating activities of the leased facilities and consist of a $17.0 million debt security maturing in 2015 and a $7.4 million debt security maturing in 2023. This portfolio is stated at amortized cost, adjusted for amortization of premiums and accretion discounts to maturity.

Of our restricted cash at May 31, 2006, $269.9 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

PCF	$162.6
Gilroy Energy Center, LLC	46.6
Riverside Energy Center, LLC	23.8
Rocky Mountain Energy Center, LLC	22.9
Calpine Northbrook Energy Marketing, LLC	5.8
Calpine King City Cogen, LLC	5.8
Calpine Fox LLC	1.0
PCF III	1.4
$269.9

Margin Deposits — As of May 31, 2006, to support commodity transactions, we had margin deposits with third parties of $168.5 million, we made gas and power prepayments of $91.9 million, and had letters of credit outstanding of $5.6 million. Counterparties had deposited with us $15.9 million as margin deposits at May 31, 2006. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  Rejected Contracts and Related Matters

We continue to evaluate our executory contracts and those real property leases that are not subject to the July 18, 2006, assumption deadline (as described in Note 1) in order to determine which contracts will be assumed, assumed and assigned, or rejected. Once the evaluation is complete with respect to each particular contract or lease, the applicable U.S. Debtor will file the appropriate motion with the U.S. Bankruptcy Court seeking approval to assume, assume and assign, or reject the contract or lease. Pursuant to applicable orders of the U.S. Bankruptcy Court, if a U.S. Debtor seeks to reject a contract or lease, the contract or lease counterparties then have an opportunity to file objections. If an objection has been filed, the U.S. Bankruptcy Court will conduct a hearing to determine any matters raised by the objection. As of the date of this filing, the U.S. Debtors have identified the following significant contracts and leases to be rejected:

•

On December 21, 2005, we filed a motion with the U.S. Bankruptcy Court to reject eight PPAs and to enjoin FERC from asserting jurisdiction over the rejections. The U.S. Bankruptcy Court issued a temporary restraining order against FERC and set the matter for a hearing on January 5, 2006. Under most of the PPAs sought to be rejected, we are obligated to sell power at prices that are significantly lower than currently prevailing market prices. On December 29, 2005, certain counterparties to the various PPAs filed an action in the SDNY Court arguing that the U.S. Bankruptcy Court did not have jurisdiction over the dispute. On January 5, 2006, the SDNY Court entered an order that had the effect of transferring our motion seeking to reject the eight PPAs and our related request for an injunction against FERC to the SDNY Court from the U.S. Bankruptcy Court. Earlier, however, on December 19, 2005, CDWR, a counterparty to one of the eight PPAs, had filed a complaint with FERC seeking to obtain injunctive relief to prevent us from rejecting our PPA with CDWR and contending that FERC had exclusive jurisdiction over the matter. On January 3, 2006, FERC determined that it did not have exclusive jurisdiction, and that the matter could be heard by the U.S. Bankruptcy Court. However, despite the FERC ruling, on January 27, 2006, the SDNY Court determined that FERC had jurisdiction over whether the contracts could be rejected. We appealed the SDNY Court’s decision to the United States Court of Appeals for the Second Circuit. The appeal was heard on April 10, 2006 and we have not yet received a decision. We can not determine at this time whether the SDNY Court, the U.S. Bankruptcy Court or FERC will ultimately determine whether we may reject any or all of the eight PPAs, or when such determination will be made. In the meantime, three of the PPAs have been terminated by the applicable counterparties, and two of the PPAs are the subject of negotiated settlements. We continue to perform under the three PPAs that remain in effect. We can not presently determine the ultimate outcome of the pending court cases nor the market factors that will need to be considered in valuing the rejected contracts and therefore are unable to estimate the expected allowed claims related to these PPAs.

•

On February 6, 2006, we filed with the U.S. Bankruptcy Court, a notice of rejection of certain of our leases related to the Rumford Power Plant and the Tiverton Power Plant and noticed the proposed surrender of the two plants to their owner-lessor. The owner-lessor declined to take possession and control of the plants at that time and certain objections to the rejection notice and other opposing pleadings were filed by various interested parties. After negotiations with the indenture trustee related to the two leasehold properties, on May 18, 2006, we filed a motion with the U.S. Bankruptcy Court seeking approval of the terms and conditions of a transition agreement to be entered into between us, the indenture trustee and a receiver for certain assets of the owner-lessor to be appointed on a motion filed with the SDNY Court by the indenture trustee. A receiver was appointed by the SDNY Court on June 6, 2006, and on June 9, 2006, the U.S. Bankruptcy Court approved the transition agreement and the effective date of the rejection of the leases. On June 23, 2006, we closed the transaction contemplated in the transition agreement and the receiver now has possession and control of the Rumford and Tiverton power plants, as well as the ancillary assets related to the power plants transferred under the transition agreement. In connection with the lease rejections, we expect to record a non-cash charge of $234.6 million which includes our current estimate of the expected allowed claim related to the lease rejections, the write-off of prepaid lease expense and certain fees and expenses related to the transaction. The amount is expected to be reported as a reorganization item in the Company’s Consolidated Condensed Statements of Operations for the three and six months ended June 30, 2006, and the portion representing the expected allowed claim is expected to be included in liabilities subject to compromise in the Consolidated Condensed Balance Sheet at June 30, 2006.

•

In April 2006, we filed a notice of rejection relating to our office lease in Atlanta, Georgia. In May 2006, we filed a notice of rejection relating to our office lease in Dublin, California. The rejection of each of the foregoing leases has been approved by the U.S. Bankruptcy Court. In June 2006, we filed notices of rejection relating to our office lease and office sublease in Boston, Massachusetts and the seventh floor lease relating to our office in San Jose, California. The rejection of these leases has been approved by the U.S. Bankruptcy Court with the exception of the Boston office sublease. The counterparty to the Boston office sublease objected to the rejection in order to address the recovery of an associated security deposit. We are in negotiation with the counterparty regarding the security deposit.

•

On May 24, 2006, the U.S. Bankruptcy Court authorized the amendment and assumption of a steam agreement and related ground lease between Texas City Cogeneration, L.P. and Union Carbide Corporation and the amendment and assumption of a gas refinery agreement between Texas City and BP Products North America Inc.

•

On June 5, 2006, the U.S. Bankruptcy Court approved the Company’s motion to assume geothermal leases related to The Geysers Assets steam field operations and the Glass Mountain area, and the associated executory contracts, surface use agreements and site leases that allow the geothermal leases to be utilized to harness geothermal energy and operate these facilities. The geothermal leases combined with the operations at these facilities make up the core collateral for the DIP facility.

•

On June 21 and July 12, 2006, the U.S. Bankruptcy Court approved the Company’s motions to assume more than 60 natural gas pipeline leases and related real property licenses that support the Company’s pipelines across the country, covering more than 350 miles of both gathering and transmission pipelines. Assumption of these leases and licenses is intended to allow us to continue to transport gas to our customers, including Calpine affiliates.

•

On June 21 and July 12, 2006, the U.S. Bankruptcy Court approved the Company’s motion to assume more than 20 leases related to the operation of the Company’s power plants (e.g., ground leases, facilities leases, operating leases, warehouse leases, etc.). Assumption of these leases was intended to allow the Company to continue to operate these facilities.

•

On July 12, 2006, the U.S. Bankruptcy Court approved motions to assume (or assume and assign) office leases in Folsom, California; Houston, Texas; Pasadena, Texas; San Jose, California; Boca Raton, Florida; Jupiter, Florida and Washington, D.C.

•

On July 12, 2006, the U.S. Bankruptcy Court approved the Company’s motion to assume approximately 130 oil and gas leases, to the extent that such leases are, in fact, leases of real property. Many of these oil and gas leases are the subject of an ongoing dispute with Rosetta stemming from the Company’s sale of domestic oil and gas assets to Rosetta in July 2005. By assuming these leases, we preserved our rights in the leases by avoiding the rejection of such leases on July 1, 2006.

In addition, during the course of the Chapter 11 cases the U.S. Debtors have determined that certain gas transportation contracts no longer provide any benefit to the U.S. Debtors or their estates. In certain instances, the U.S. Debtors have given notice to counterparties to these contracts that the U.S. Debtors will no longer accept or pay for service under such contracts. The Company believes that any claims resulting from the repudiation of these contracts will be treated as pre-petition general unsecured claims. Accordingly, the Company recorded a non-cash charge of $308.8 million as its current estimate of the expected allowed claim related to the repudiation of these contracts; of this amount, approximately $159 million and $73 million were recorded in April 2006 and May 2006, respectively, with the remainder recorded in June 2006. These charges are reported as a reorganization item in the Company’s Consolidated Condensed Statements of Operations and in liabilities subject to compromise in the Consolidated Condensed Balance Sheet for the respective period.

7.  Liabilities Subject to Compromise

The claims bar dates—the dates by which claims against the Calpine Debtors must be filed with the applicable Bankruptcy Court—have been set for August 1, 2006 by each of the Bankruptcy Courts. Accordingly, not all potential claims would have been filed as of May 31, 2006, and we expect that additional claims will be filed against us prior to the claims bar dates.

The amounts of LSTC at May 31, 2006 consisted of the following (in millions):

Accounts payable and accrued liabilities	$406.1
Terminated derivative liabilities	383.2
Project financing	164.0
Convertible notes	1,823.5
Second priority senior secured notes(1)	3,671.9
Unsecured senior notes	1,880.0
Notes payable and other liabilities – related party	1,156.2
Provision for allowed claims(2)	5,357.8
Total liabilities subject to compromise	$14,842.7

__________

(1)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under-secured. We do, however, believe that there is uncertainty about whether the market value of the assets securing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Accordingly, we have classified the Second Priority Debt as “liabilities subject to compromise.”

(2)

Consists primarily of estimated allowed claims related to guarantees by Calpine Corporation of repayment of unsecured senior notes (original principal amount of $2,597.2 million) for two wholly owned finance subsidiaries of the Company, ULC I and ULC II. The amounts outstanding to unrelated security holders had been reduced to $1,943.0 million at December 31, 2005, due to repurchases of such senior notes. However, some of the repurchased notes are held by certain of the Company’s Canadian subsidiaries and are expected to give rise to allowed claims by these subsidiaries under the above guarantees. Additionally, there is a guarantee by Calpine Corporation of the obligations of its wholly owned subsidiary, Quintana Canada Holdings, LLC, under certain subscription agreements with ULC I, under which claims may be asserted for the same amounts sought under the Calpine Corporation guarantees of the ULC I notes. Although the expected claims are redundant relative to the underlying exposure to unrelated security holders, the Company determined that these duplicative claims were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although the U.S. Debtors fully reserve their rights in this regard.

8.  DIP Facility

On December 20, 2005, Calpine Corporation, as borrower, entered into the DIP Facility with Deutsche Bank Securities, Inc. and Credit Suisse, as joint syndication agents, Deutsche Bank Trust Company Americas as administrative agent for the first priority lenders and Credit Suisse as administrative agent for the second priority lenders. The DIP Facility is guaranteed by each of the other U.S. Debtors. On January 26, 2006, the U.S. Bankruptcy Court granted final approval of the DIP Facility, and on February 23, 2006, the DIP Facility was amended and restated and the term loans were funded. On May 3, 2006, the DIP Facility was further amended.

Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the lenders have made available to Calpine up to $2 billion comprising of a $1 billion revolving loan and letter of credit facility, a $400 million first priority term loan facility and a $600 million second priority term loan facility. The proceeds of borrowings and letters of credit issued under the DIP Facility will be used, among other things, for working capital and other general corporate purposes. A portion of the borrowings under the revolving loan facility in February 2006 were used to fund a portion of the costs in connection with the purchase of The Geysers Assets. In May 2006 and June 2006, a portion of the funds drawn under the term loan facilities, together with approximately $409 million of restricted cash, plus related interest thereon, were used to repay $646.1 million of the First Priority Notes. During the month of May 2006, there were no amounts outstanding under the revolving loan facility; however, approximately $0.4 million of additional letters of credit were issued against the revolving loan facility. Accordingly, at May 31, 2006, there was $999.1 million outstanding under the term loan facilities, nothing outstanding under the revolving loan facility and $3.4 million of letters of credit issued against the revolving loan facility. At June 30, 2006, there was $998.3 million outstanding under the term loan facilities as a result of the June repayment of $875,000 of the amounts outstanding under the first priority term loan, plus the related interest. Also at June 30, 2006, there were no amounts outstanding under the revolving loan facility; however, approximately $11.7 million of letters of credit had been issued against the revolving loan facility.

See Note 22 of the Notes to Consolidated Financial Statements included in the 2005 Form 10-K and Note 6 of the Notes to Consolidated Condensed Financial Statements included in the 2006 First Quarter Form 10-Q for further discussion of the DIP Facility.

9.  Reorganization Items

Reorganization items represent the direct and incremental costs of being in bankruptcy, such as professional fees, pre-petition liability claim adjustments related to terminated contracts that are probable and can be estimated and charges related to expected allowed claims.

The table below lists the significant items recognized within this category for the month ended May 31, 2006 (in millions)

Provision for allowed claims	$89.8
Loss on terminated contracts, net	10.9
Professional fees	14.2
Total reorganization items	$114.9

See Note 4 of the Notes to Consolidated Financial Statements included in our 2005 Form 10-K for a discussion of the Reorganization items.

Schedule I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

May 31, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$658,381	$261,494	$—	$919,875
Accounts receivable, net	796,297	169,037	—	965,334
Accounts receivable (payable) from affiliates, net	38,905,506	2,947,811	(41,853,317)	—
Margin deposits and other prepaid expense	278,927	50,864	(2,104)	327,687
Inventories	125,290	26,614	—	151,904
Restricted cash	206,343	168,619	—	374,962
Current derivative assets	173,141	82,470	—	255,611
Current assets held for sale	39,542	—	—	39,542
Other current assets	915,372	56,277	(886,471)	85,178
Total current assets	42,098,799	3,763,186	(42,741,892)	3,120,093
Restricted cash, net of current portion	52,876	140,663	—	193,539
Notes receivable, net of current portion	157,339	1,685	—	159,024
Notes receivable from affiliates, net of current portion	4,200,034	48,918	(4,248,952)	—
Project development costs	24,247	—	—	24,247
Investments	11,560,412	9,253,668	(20,761,123)	52,957
Deferred financing costs	47,215	129,440	—	176,655
Prepaid lease, net of current portion	351,586	593	—	352,179
Property, plant and equipment, net	8,139,052	6,282,084	(877)	14,420,259
Goodwill	45,160	—	—	45,160
Other intangible assets, net	15,930	36,577	—	52,507
Long-term derivative assets	358,078	117,070	—	475,148
Other assets	266,443	347,223	(12,250)	601,416
Intercompany	521,564	69,874	(591,438)	—
Total assets	$67,838,735	$20,190,981	$(68,356,532)	$19,673,184

CONSOLIDATING CONDENSED BALANCE SHEET — (Continued)

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$506,264	$2,114,288	$(2,151,496)	$469,056
Accrued payroll and related expense	48,572	1,734	—	50,306
Accrued interest payable	340,230	94,325	(234,022)	200,533
Income taxes payable	99,073	—	—	99,073
Notes payable and other borrowings, current portion	720,318	178,193	(711,145)	187,366
Preferred interests, current portion	—	9,124	—	9,124
Capital lease obligations, current portion	189,747	96,846	(1,661)	284,932
CCFC financing, current portion	—	783,259	—	783,259
CalGen financing, current portion	2,509,201	—	—	2,509,201
Construction/project financing, current portion	380,899	1,807,628	—	2,188,527
Senior notes and term loans, current portion	848	—	—	848
DIP Facility, current portion	3,500	—	—	3,500
Current derivative liabilities	292,325	113,267	—	405,592
Other current liabilities	249,615	123,284	(2,104)	370,795
Total current liabilities	5,340,592	5,321,948	(3,100,428)	7,562,112
Notes payable and other borrowings, net of current portion	4,157,374	2,108,965	(5,798,131)	468,208
Preferred interests, net of current portion	—	579,122	—	579,122
Capital lease obligations, net of current portion	318,152	3,165	(317,739)	3,578
Construction/project financing, net of current portion	—	202,179	—	202,179
DIP Facility, net of current portion	995,625	—	—	995,625
Deferred income taxes, net of current portion	149,292	226,134	—	375,426
Deferred revenue	129,611	21,835	(13,127)	138,319
Long-term derivative liabilities	491,862	152,598	—	644,460
Other liabilities	104,360	29,506	(3)	133,863
Total liabilities not subject to compromise	11,686,868	8,645,452	(9,229,428)	11,102,892
Liabilities subject to compromise	53,429,611	240	(38,587,107)	14,842,744
Commitments and contingencies
Minority interests	274,811	—	—	274,811
Stockholders’ equity (deficit):
Common stock	31,567	5,096	(36,094)	569
Additional paid-in capital	25,732,020	10,736,289	(33,200,424)	3,267,885
Accumulated deficit	(23,154,996)	818,138	12,652,838	(9,684,020)
Accumulated other comprehensive loss	(161,146)	(14,234)	43,683	(131,697)
Total stockholders’ deficit	2,447,445	11,545,289	(20,539,997)	(6,547,263)
Total liabilities and stockholders’ deficit	$67,838,735	$20,190,981	$(68,356,532)	$19,673,184

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Schedule II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the Period from May 1, 2006, to May 31, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$545,078	$192,312	$(339,905)	$397,485
Transmission sales revenue	182	—	—	182
Sales of purchased power and gas for hedging and optimization	370,188	13,465	(251,616)	132,037
Mark-to-market activities, net	1,277	(7,727)	—	(6,450)
Other revenue from operations	42,195	4,792	(36,940)	10,047
Total revenue	958,920	202,842	(628,461)	533,301
Cost of revenue:
Plant operating expense	419,698	22,996	(372,402)	70,292
Royalty expense	946	—	—	946
Transmission purchase expense	3,469	1,697	—	5,166
Purchased power and gas expense for hedging and optimization	114,094	43,865	(3,207)	154,752
Fuel expense	390,492	69,620	(252,848)	207,264
Depreciation and amortization expense	26,624	15,782	(2)	42,404
Operating plant impairments	(4)	—	—	(4)
Operating lease expense	6,274	—	—	6,274
Other cost of revenue	7,163	107	—	7,270
Total cost of revenue	968,756	154,067	(628,459)	494,364
Gross profit	(9,836)	48,775	(2)	38,937
(Income) from unconsolidated investments	437,507	(60,599)	(376,908)	—
Equipment, development project and other impairments	(800)	(41)	—	(841)
Project development expense	1,199	237	—	1,436
Research and development expense	1,303	—	—	1,303
Sales, general and administrative expense	15,234	912	—	16,146
Income (loss) from operations	(464,279)	108,266	376,906	20,893
Interest expense	67,147	38,186	(4,768)	100,565
Interest (income)	(9,045)	(3,488)	4,768	(7,765)
Minority interest expense	876	—	—	876
(Income) loss from repurchase of various issuances of debt	18,107	—	—	18,107
Other (income) expense, net	7,290	(8,003)	(2)	(715)
Loss before reorganization items and provision (benefit) for income taxes	(548,654)	81,571	376,908	(90,175)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS — (Continued)

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Reorganization items	$114,867	$—	$—	$114,867
Loss before provision (benefit) for income taxes	(663,521)	81,571	376,908	(205,042)
Provision (benefit) for income taxes	21,420	(19,268)	—	2,152
Net loss	$(684,941)	$100,839	$376,908	$(207,194)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Schedule III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(in thousands)

For the Period from May 1, 2006, to May 31, 2006

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$19,010	$4,975	$1,385

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on May 5, 2006, May 12, 2006, May 19, 2006, and May 26, 2006.

Schedule IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the Period from May 1, 2006, to May 31, 2006

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$21,420	$—
State and local taxes:
Property	3,969	2,681
Sales and use	8,552	2,961
Franchise	1,847	1,847
Other	653	653
Total state and local taxes	15,021	8,142
Total taxes	$36,441	$8,142

Schedule V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

TOTAL DISBURSEMENTS BY DEBTOR

For the Month Ended May 31, 2006

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	1,000
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	74,178
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	754,889
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	202,308
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	15,142,945
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	233,197
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	—
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	3,290,795
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,716,250
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	2,212,922
Calpine Corporation	05-60200-BRL	292,560,462
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	160,669
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	237,299,092
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	641,618
Calpine Geysers Company, LP	06-10939-BRL	—
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	312,704
Calpine Global Services Company, Inc.	05-60246-BRL	387,984
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	218,991
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	5,012,783
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	19,449

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	144,924
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	692,803
Calpine Operating Services Company, Inc.	05-60322-BRL	25,980,888
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	22,018
Calpine Pittsburg, LLC	05-60307-BRL	134,299
Calpine Power Company	05-60202-BRL	1,472
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	—
Calpine Power Services, Inc.	05-60323-BRL	187,938
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	1,207,897
Calpine PowerAmerica-CA, LLC	05-60213-BRL	142,518
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	8,539,860
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	15,998
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	4,766
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	570,579
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	1,387,548
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	703,208
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	539,119
Corpus Christi Cogeneration L.P.	05-60441-BRL	550,246
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	102,027
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	103,825
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	122,641
CPN Telephone Flat, Inc.	05-60306-BRL	52,708
Decatur Energy Center, LLC	05-60313-BRL	891,763
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	1,199,385
Dighton Power Associates Limited Partnership	05-60382-BRL	161,378
East Altamont Energy Center, LLC	05-60386-BRL	—
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	920,645
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	6,710,180
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	704,234
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	62,455
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	2,917,351
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	21,573
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	667,398
Los Medanos Energy Center LLC	05-60405-BRL	923,230
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	1,915
MEP Pleasant Hill, LLC	05-60334-BRL	456,969
Moapa Energy Center, LLC	05-60337-BRL	895
Mobile Energy L L C	05-60344-BRL	208,258
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	733,115
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	22,666
Nissequogue Cogen Partners	05-60388-BRL	423,446
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—

TOTAL DISBURSEMENTS BY DEBTOR — (Continued)

Legal Entity	Case Number	Disbursements
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	7,600
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,301,486
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	2,069,195
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	571,404
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	6,460,166
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	893,648
Rumford Power Associates Limited Partnership	05-60467-BRL	215,097
Russell City Energy Center, LLC	05-60411-BRL	138,915
San Joaquin Valley Energy Center, LLC	05-60413-BRL	4,543
Silverado Geothermal Resources, Inc.	06-10198-BRL	101,539
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	6,132,654
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	2,292,721
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	1,169,717
Texas City Cogeneration, L.P.	05-60434-BRL	426,564
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	3,209
Tiverton Power Associates Limited Partnership	05-60357-BRL	220,561
Towantic Energy, L.L.C.	05-60364-BRL	—
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	1,089,324

TOTAL		$641,574,717

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from May 1, 2006, to May 31, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.